Exhibit 5.1

[Letterhead of National General Holdings Corp.]

March 3, 2016

National General Holdings Corp.

59 Maiden Lane, 38th Floor

New York, NY 10038

Re: Registration Statement on Form S-4 filed by National General Holdings Corp.

Ladies and Gentlemen:

As General Counsel and Secretary for National General Holdings Corp., a Delaware corporation (the “Company”), I have acted as counsel in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Company is filing the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of shares of common stock, $0.01 par value per share, of the Company (the “Shares”) pursuant to subscription rights (the “Rights”) to be issued to the Eligible Members (as defined in the Registration Statement).

In rendering this opinion, I have examined such documents and records, including an examination of originals or copies certified or otherwise identified to my satisfaction, and matters of law as I have deemed necessary for purposes of this opinion.

Based upon the foregoing, I am of the opinion that:

1. the Rights have been duly authorized by the Company and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

2. the Shares have been duly authorized by the Company and, when issued and delivered against payment therefor on the terms described in the Registration Statement, will be validly issued, fully-paid and nonassessable.

In rendering the foregoing opinion, my examination of the matters of law has been limited to, and I express no opinion as to, the laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

I hereby consent to the filing of this legal opinion as an exhibit to the Registration Statement and to the reference to myself under the caption “Legal Matters” in the proxy statement/prospectus constituting a part of the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jeffrey Weissmann

General Counsel and Secretary